CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 15, 2000, relating to the consolidated financial statements of Criticare Systems, Inc., which is contained in that Prospectus and of our report dated August 15, 2000, which is contained in Part II of the Registration Statement.

     We  also  consent  to  the  reference  to  us  under the headings "Selected
Consolidated  Financial  Data"  and  "Experts"  in  such  Prospectus.


/s/  BDO  Seidman,  LLP

BDO  Seidman,  LLP
Milwaukee,  Wisconsin
November  22,  2000